Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E LIFE360, INC CONSULTING AGREEMENT This Consulting Agreement (“Agreement”) is entered into as of June 3, 2025 (“Effective Date”) by and between Life360, Inc., a Delaware corporation (“Life360”), and Susan Stick (“Consultant”). Life360 desires to retain Consultant as an independent contractor to perform consulting services for Life360, and Consultant is willing both to make herself available to perform such services and to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows: 1. Services and Compensation. Consultant agrees to perform the services described in and consistent with Exhibit A (the “Services”) which is incorporated herein by reference, and Life360 agrees to provide Consultant with the consideration described in Exhibit A for Consultant’s performance of the Services. 2. Confidentiality. During the course of performing the Services, Consultant may have access to, or Life360 may provide to Consultant, certain non-public or proprietary information relating to Life360’s business or the business of Life360’s affiliate(s) ("Confidential Information"). Confidential Information includes, but is not limited to, the existence and terms of this Agreement. In addition to Consultant’s post- employment Confidential Information obligations owed to Life360, Consultant will: (a) keep confidential all Confidential Information; (b) not make available or in any other manner disclose the Confidential Information to any third party except in the course of performing the Services under this Agreement without Life360’s prior written consent, (c) take action and also take reasonable steps to cause Consultant’s agents and all other persons or entities to whom Consultant discloses any Confidential Information to take action, in each case as is reasonably necessary to preserve and protect the confidentiality of the Confidential Information; and (d) not use the Confidential Information for any purpose other than to perform the Services. Such confidentiality obligations will survive the expiration, termination, or cancellation of this Agreement. 3. Ownership. A. Assignment. Consultant agrees that all copyrightable material, notes, designs, inventions, improvements, developments and trade secrets conceived or developed by Consultant, solely or in collaboration with others, including any and all intellectual property and publicity rights (i.e., to name, photograph, social media handle, image, likeness (including caricature), biographical information, voice, appearance, and the image of property) therein, during the term of this Agreement that relate in any manner to the business of Life360 (collectively, “Inventions”), are the sole property of Life360. Consultant will assign (or cause to be assigned) and hereby assigns to Life360 all right, title and interest in Inventions and all intellectual property rights relating to all Inventions. If Consultant has any rights to the Inventions that cannot be assigned to Life360, Consultant hereby unconditionally and irrevocably assigns the enforcement of such rights to Life360 and grants Life360, its affiliates, subcontractors, agents and assignees, an exclusive (even as to Consultant), irrevocable, perpetual, worldwide, fully paid up, royalty-free license to (with the right to transfer and sublicense) such Inventions. Consultant irrevocably appoints Life360 as its attorney-in-fact to verify and execute documents and to do all other lawfully permitted acts to effectuate Consultant’s assignment of intellectual property rights in and to the Inventions as required by this Section. Consultant will obtain from third parties any agreements necessary to comply with this Section. B. Further Assurances. Consultant agrees to assist Life360, or its designee, at Life360’s expense, in every proper way to secure Life360’s rights in Inventions and all intellectual property rights relating to all Inventions in any and all countries, including the disclosure to Life360 of all pertinent information and data Exhibit 10.3

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E with respect to all Inventions, the execution of all applications, specifications, oaths, assignments and all other instruments that Life360 may deem necessary in order to apply for and obtain such rights and in order to assign and convey to Life360, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and all intellectual property rights relating to all Inventions. Consultant also agrees that Consultant’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement. C. Pre-Existing Materials. Consultant will not incorporate into or provide in conjunction with any Invention, or create any Invention with a dependency upon any proprietary methodologies, tools, models, software, documentation, know-how, trade secrets, inventions, or works of authorship conceived or developed independently by Consultant or a third party excluding the Inventions and without the use of any Life360 Confidential Information, or any intellectual property owned or licensed to or by Life360 (collectively, “Pre-Existing Materials”) without strictly complying with all of the conditions described in this Section. If Consultant incorporates into or provides in conjunction with any Invention, or creates any Invention with a dependency upon any Pre-Existing Materials, then Consultant hereby grants, at Consultant’s sole cost and expense, Life360 (including its contractors, affiliates, and agents) a nonexclusive, royalty-free, fully paid up, irrevocable, worldwide, perpetual license (with the right to transfer and sublicense) to make, have made, sell, offer for sale, use, execute, reproduce, modify, adapt, display, perform, distribute, make derivative works of, import, export, and disclose the Pre-Existing Materials in connection with the Inventions and to permit others to do any of the foregoing. Life360 is, and shall remain, the sole and exclusive owner of all right, title and interest in and to all materials, names, trademarks, logos, photographs, video, products, and other content it provides to Consultant and all derivative works thereof (collectively, “Life360 Materials”). Consultant may only use such Life360 Materials with prior written approval from Life360’s Chief Financial Officer, and shall promptly return such Life360 Materials to Life360 and cease use of such Life360 Materials upon termination or expiration of this Agreement or upon Life360’s earlier request. In order to preserve the inherent value of Life360 Materials, Consultant agrees to use the Life360 Materials in a manner that maintains the quality of Life360 Materials and further agrees that all Services Consultant provides using Life360 Materials shall be of the quality and display or exceed the standards that Life360 has established in providing its own services. Life360 hereby reserves all rights not expressly granted herein. 4. Obligations. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such conflicting agreement during the term of this Agreement. Consultant will perform the Services in compliance with all applicable laws and consumer disclosure requirements under federal, state and local laws, statutes, ordinances, rules, regulations, guidance and orders, including without limitation the U.S. Federal Trade Commission Guidelines Regarding Endorsements available on www.ftc.gov. Consultant’s violation of this Section 4 will be considered a material breach under Section 6.B of this Agreement. 5. Reports. Consultant agrees that Consultant will, from time to time during the term of this Agreement or any extension thereof, keep Life360 advised as to Consultant’s progress in performing the Services under this Agreement as may be reasonably requested by Life360. 6. Term and Termination. A. Term. The term of this Agreement will begin on the Effective Date and will continue until the earlier of (i) June 2, 2026 or (ii) the termination of this Agreement as provided for in Section 6.B. B. Termination. Consultant may terminate this Agreement upon giving Life360 seven (7) days’ prior written notice of such termination. Life360 may only terminate this Agreement upon giving the Consultant

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E thirty (30) days’ prior written notice and only if (a) either Consultant unreasonably refuses to perform the Services or is in material breach of any material provision of this Agreement or that certain Separation Agreement, dated as of May 9, 2025, between Consultant and Life360 (the “Separation Agreement”); and (b) such non-performance or breach remains substantially uncured following the end of such thirty (30) day notice period. C. Survival. Upon such termination, all rights and duties of Life360 and Consultant toward each other shall cease except: (1) Life360 will pay, within thirty (30) days after the effective date of termination of this Agreement, all amounts owing to Consultant for Services performed by Consultant under this Agreement prior to the termination date and related properly incurred expenses, if any, submitted in accordance with Life360’s expense reimbursement policies; and (2) Sections 2 (Confidentiality), 3 (Ownership), 8 (Indemnification), and 9 (Miscellaneous) of this Agreement, and the terms of the Separation Agreement, which shall survive termination of this Agreement. 7. Independent Contractor; Benefits. A. Independent Contractor. It is the express intention of Life360 and Consultant that Consultant performs the Services as an independent contractor to Life360. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of Life360. Without limiting the generality of the foregoing, Consultant is not authorized to bind Life360 to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse Life360 for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income. B. Benefits. Life360 and Consultant agree that Consultant will receive no Life360-sponsored benefits from Life360 except as specified in the Separation Agreement. If Consultant is reclassified by a state or federal agency or court as Life360’s employee, Consultant will become a reclassified employee and will receive no benefits from Life360, except those mandated by state or federal law, even if by the terms of Life360’s benefit plans or programs of Life360 in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits. 8. Indemnification. Consultant agrees to indemnify and hold harmless Life360 and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any intentionally wrongful act of Consultant or Consultant’s employees, if any, or Consultant’s agents who assist Consultant in the performance of the Services, (ii) any material, uncured breach by the Consultant or Consultant’s employees or agents of any of the covenants contained in this Agreement, (iv) any willful failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s intellectual property rights resulting in whole or in part from Life360’s use of the work product of Consultant under this Agreement. 9. Nonsolicitation. From the date of this Agreement until 12 months after the termination of this Agreement (the “Restricted Period”), Consultant will not, without the prior written approval of Life360’s Chief Financial Officer, directly or indirectly, solicit or encourage any employee or contractor of Life360

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E or its affiliates to terminate employment with, or cease providing services to, Life360 or its affiliates. During the Restricted Period, Consultant will not, whether for Consultant’s own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with any person who is or during the period of Consultant’s engagement by Life360 was a partner, supplier, customer or client of Life 360 or its affiliates. 10. Arbitration and Equitable Relief. A. Arbitration. Consultant and Life360 agree that any and all controversies, claims or disputes between Consultant and Life360 and/or any of its affiliates (including any employee, officer, director, stockholder or benefit plan of Life360, in its capacity as such or otherwise) arising out of, relating to or resulting from Consultant’s performance of the Services under this Agreement or the termination of this Agreement, including any breach of this Agreement, shall be subject to binding arbitration pursuant to the laws of the State of California. CONSULTANT AND LIFE360 EACH AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO, ALL DISPUTES ARISING FROM OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO: ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, CLAIMS OF HARASSMENT, DISCRIMINATION OR WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. If the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Superior Court of the State of California located in San Mateo County) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Mateo County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Superior Court of the State of California located in San Mateo County for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure §644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this section. B. Procedure. Consultant agrees that any arbitration will be administered by the American Arbitration Association (“AAA”), and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes (the “Rules”). Consultant agrees that the arbitrator will have the power to decide any motions brought by any party to the arbitration, including discovery motions, motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E arbitration hearing. Consultant agrees that the arbitrator will issue a written decision on the merits. Consultant also agrees that the arbitrator will have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. Consultant understands that Life360 will pay for any administrative or hearing fees charged by the arbitrator or AAA, except that Consultant shall pay the first $200.00 of any filing fees associated with any arbitration Consultant initiates. Consultant agrees that the arbitrator will administer and conduct any arbitration in a manner consistent with the Rules and that, to the extent that the AAA’s National Rules for the Resolution of Employment Disputes conflict with the laws of the State of California, such state law will take precedence. C. Remedy. Except as prohibited by law, arbitration will be the sole, exclusive and final remedy for any dispute between Life360 and Consultant. Accordingly, except as prohibited by law, neither Life360 nor Consultant will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding the foregoing, the arbitrator will not have the authority to disregard or refuse to enforce any lawful policy or Life360, and the arbitrator shall not order or require Life360 to adopt a policy not otherwise required by law that Life360 has not adopted. D. Availability of Injunctive Relief. In addition to the right under California law to petition the court for provisional relief, either party may also petition the court for injunctive relief where either party alleges or claims a violation of Sections 2 (Confidentiality), 3 (Ownership), 4 (Conflicting Obligations) or 9 (Nonsolicitation) of this Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or the assignment of intellectual property by Consultant. In the event either Life360 or Consultant seeks injunctive relief, the prevailing party will be entitled to recover reasonable costs and attorneys’ fees. E. Administrative Relief. Consultant understands that this Agreement does not prohibit Consultant from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers’ compensation board. This Agreement does, however, preclude Consultant from pursuing court action regarding any such claim except as prohibited by law. F. Voluntary Nature of Agreement. Each party acknowledges and agrees that such party is executing this Agreement voluntarily and without any duress or undue influence by the other party or anyone else. Each party further acknowledges and agrees that such party has carefully read this Agreement and has asked any questions needed to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that such party is waiving its right to a jury trial. Finally, each party agrees that such party has been provided an opportunity to seek the advice of an attorney of its choice before signing this Agreement. 11. Covenant of Consultant. Consultant covenants that she shall have all employees of Consultant, or other parties retained by Consultant, in each case who are assisting with the performance of the Services, enter into agreements or otherwise be bound by provisions substantially similar to those set forth in this Agreement, including, but not limited to, those provisions set forth in Sections 2, 3, 4, 7, 8, 9, 10, and 12, which agreements or provisions shall be for the benefit of Life360. 12. Miscellaneous. A. Governing Law. This Agreement and all disputes arising in connection with it will be governed by the law of the State of California, without reference to its conflicts of law doctrine. B. Assignability. Except as otherwise provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Life360 may assign the Agreement to a successor

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E to all or substantially all of Life360’s business, but otherwise may not sell, assign or delegate any of its rights or obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any non-permitted assignment will be void and have no effect. C. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement (provided that this Agreement shall not terminate or supersede the Separation Agreement, Consultant’s Life360 equity award agreements (as contemplated in Exhibit A), or any other agreement that Consultant has entered into with Life360 regarding trade secrets, confidential information, nonsolicitation or the assignment of intellectual property, which agreements and obligations shall continue in full force in effect in accordance with their terms). If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement. D. Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via email (with receipt of confirmation of complete transmission) to the party at the party's address or email address written below or at such other address or email address as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective 3 business days after mailing in accordance with this Section. (1) If to Life360: Life360, Inc.; Attn: HR Department; 1900 S Norfolk Street, Suite 310 San Mateo, CA 94403; Email: [***]. (2) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to Life360. E. Attorneys’ Fees. In any court action at law or equity that is brought by one of the parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that party may be entitled. F. Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E Consultant: For Life360, Inc.: IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the Effective date. 6/2/2025 | 2:26 PM PDT Heather Houston Date Chief People Officer 6/2/2025 | 10:21 AM PDT Susan Stick Date [***] United States

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E EXHIBIT A Services and Compensation Contact: Consultant’s principal Life360 contacts: Heather Houston, [***] Russell Burke, [***] Services: Consultant’s responsibilities shall include, but are not limited to, the following: Provide advice with regard to strategic matters and initiatives as mutually agreed between Consultant on the one hand and by one or both of Consultant’s principal contacts at Life360 or Life360’s Board of Directors on the other. For the avoidance of doubt, Consultant will be providing business advice with respect to transition and strategic matters and initiatives and will not be acting as Life360’s legal counsel. Life360 acknowledges that Consultant is not acting as a legal advisor and as such communications with Consultant are not protected by the attorney-client privilege. Life360 may elect at its option, and with the advice of outside counsel, to invoke the work product doctrine to protect communications and work done by Consultant in appropriate circumstances, to be determined solely by Life360. Life360 further agrees to seek the advice of independent legal counsel in connection with any actual or perceived legal issues arising from the services provided hereunder. Consultant makes no representations or warranties, express or implied, with respect to the content of this Agreement or any advice provided, including any warranties or accuracy, completeness, timeliness, merchantability or fitness for a particular purpose, and any warranties arising from the course of performance, course of dealing or usage of trade. Life360 agrees to hold Consultant harmless from and against any and all claims, demands, actions, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys’ fees) arising from Life360’s use of the advice provided hereunder. It is expected that Consultant will provide a minimum of two (2) hours per month of Services during the term of the Agreement. Life360 and Consultant agree that any requests made by Life360 to provide Services shall not interfere with any other services that the Consultant may provide to third parties in the future, whether as an employee or as an independent contractor. Contract Duration: This Agreement shall begin on June 3, 2025 and end on June 2, 2026, subject to the terms provided in Section 6 of this Agreement. Consideration for Services: As consideration for the Services to be rendered through the Consulting Termination Date, during the term of this Agreement (as set forth in Section 6.A. of this Agreement), Consultant shall continue to vest in any unvested restricted stock unit awards (“RSUs) with respect to Life360 as if Consultant were employed by Life360, subject to the Consultant’s provision of a minimum of two (2) hours per calendar month of Services during the term of this Agreement, if and as requested by Life360 in accordance with this Agreement, with the RSUs that vest in accordance with this sentence to be settled at the times specified in the underlying award agreement(s). If Life360 requests Services in accordance with this Agreement for a given calendar month in an amount that equals or exceeds the minimum level of Services for such calendar month and Consultant fails to perform the minimum level of Services during the term of the Agreement and such failure to perform constitutes a material breach of this Agreement, the RSUs that would otherwise have vested during such calendar month shall be forfeited for no consideration. The portion of the RSUs that do not vest in accordance with this Exhibit A shall expire automatically on the Consulting Termination Date or, if earlier, the termination of this Agreement in

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E accordance with its terms. Any agreement(s) between Consultant and Life360 governing Consultant’s RSUs will remain in full force and effect, and Consultant agrees to remain bound by those agreement(s) except to the extent that such agreement(s) are inconsistent with the Agreement. Reporting of Hours of Service: Consultant will report hours of Service performed to Life360 following the end of each calendar month during which this Agreement is in effect for some or all of such calendar month. Such reports of hours of Service performed (including zero (0) hours for a month in which no Services were performed) shall be submitted within an administratively reasonable period of time following the end of the month.